Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

Growth in Noninterest-Bearing Deposits and Loans Drive Earnings Above Expectations

(FAIRMONT, WV) July 29, 2021 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”) today reported net income of $9.2 million, or $0.79 basic and $0.73 diluted earnings per share for the three months ended June 30, 2021.

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Second Quarter	First Quarter	Second Quarter
Net income	$9,247	$8,085	$18,034	$17,332	$19,082
Earnings per share - basic	$0.79	$0.70	$1.50	$1.49	$1.58
Earnings per share - diluted	$0.73	$0.66	$1.49	$1.39	$1.55

Our earnings for the second quarter were impacted by the release of allowance for loan losses of $1.5 million and costs related to acquisition and divestiture activity of $0.4 million. The after-tax impact of these items on a basic per share basis was $0.11 and $(0.03), respectively, and was $0.10 and $(0.03) on a diluted per share basis, respectively, for the three months ended June 30, 2021.

SECOND QUARTER 2021 HIGHLIGHTS
•Financial technology (“Fintech”) and gaming initiatives drive continued transformation of MVB’s core funding profile
◦Noninterest-bearing (“NIB”) deposits were $932.7 million as of June 30, 2021, an increase of $95.4 million, or 11%, from March 31, 2021, and an increase of $404.1 million, or 76%, from June 30, 2020. NIB deposits as a percentage of total deposits were 41.8% as of June 30, 2021, compared to 37.8% as of March 31, 2021 and 28.4% as of June 30, 2020.
◦With the Company’s ever-expanding Banking-as-a-Service (“BaaS”) platform, MVB became the 18th largest bank in the United States based on the number of customer accounts.
◦Fintech deposits totaled $765.9 million as of June 30, 2021, an increase of $21.3 million, or 3%,

from March 31, 2021 and an increase of $539.7 million, or 239%, from June 30, 2020.
◦Gaming deposits, which are included in total Fintech deposits, totaled $595.9 million as of June 30, 2021, an increase of $17.2 million, or 3%, from March 31, 2021 and an increase of $454.0 million, or 320%, from June 30, 2020.
•Robust quarter-over-quarter revenue growth
◦Net interest income was $19.1 million for the quarter ended June 30, 2021, an increase of $1.6 million, or 9%, compared to the quarter ended March 31, 2021, and an increase of $0.6 million, or 3%, compared to the quarter ended June 30, 2020.
◦Fully tax-equivalent net interest margin was 3.24% for the quarter ended June 30, 2021, a decrease of 2 basis points compared to the quarter ended March 31, 2021, and a decrease of 54 basis points compared to the quarter ended June 30, 2020, primarily driven by Paycheck Protection Program (“PPP”) loans and excess liquidity.
◦Loans, including loans of branches held-for-sale of $54.5 million, were $1.75 billion as of June 30, 2021, an increase of $57.5 million, or 3%, from March 31, 2021, and an increase of $257.2 million, or 17%, from June 30, 2020.
◦Payment card and service charge income was $1.9 million for the quarter ended June 30, 2021, an increase of $0.4 million, or 29%, compared to the quarter ended March 31, 2021, and an increase of $1.4 million, or 265%, compared to the quarter ended June 30, 2020.
•Continued strong value creation
◦Tangible book value (“TBV”) per share, a non-U.S. GAAP measure, was $20.54 as of June 30, 2021, an increase of $0.56, or 3%, from March 31, 2021, and an increase of $3.89, or 23%, from June 30, 2020. A reconciliation of TBV to its most comparable U.S. GAAP measure is included below.
◦MVB Bank, Inc. (“MVB Bank” or the “Bank”) finished the second quarter with strong capital ratios. As of June 30, 2021, the Bank’s Community Bank Leverage Ratio was 11.0%. The Company’s tangible common equity to tangible assets was 8.9% as of June 30, 2021.
◦As a result of this strong capital position, the Company increased the second quarterly dividend in 2021 to $0.12 per share, an increase of 20% compared to the previous quarter’s dividend. This dividend was payable on June 15, 2021 to shareholders of record at the close of business on June 1, 2021.
◦In July, MVB completed the sale of four banking centers in Southern West Virginia. This transaction included deposit balances of approximately $167 million and loan balances of $55 million. MVB will record a pre-tax gain of approximately $10 million on the sale, equating to a projected increase of 3% to TBV, in the third quarter of 2021.

•Improving credit quality, recovering market conditions and growing economic confidence drive reserve release
◦The release of allowance for loan losses totaled $1.5 million for the quarter ended June 30, 2021, compared to provision for loan losses of $0.6 million and $6.6 million for the quarters ended March 31, 2021 and June 30, 2020, respectively.
◦Allowance for loan losses to total loans was 1.5% as of June 30, 2021, a decrease of 8 basis points from March 31, 2021 and an increase of 28 basis points from June 30, 2020. Excluding PPP loans of $207.3 million, allowance for loan losses to total loans was 1.7% as of June 30, 2021.
◦There were no net charge-offs for the quarter ended June 30, 2021, a decrease of $0.5 million compared to the quarter ended March 31, 2021 and a decrease of $0.3 million compared to the quarter ended June 30, 2020.
•MVB completes the acquisition of Trabian Technology, Inc. (“Trabian”) and launches MVB Edge Ventures (“Edge Ventures”)
◦In April, the Company acquired a majority interest in Trabian, a leading software development firm servicing financial institutions and Fintech companies. MVB’s investment allowed Trabian to add 21 new team members to support their continued revenue growth and increased technology contribution to MVB’s Fintech initiatives.
◦In June, the Bank announced the formation of Edge Ventures, a wholly-owned subsidiary. Edge Ventures was created as a management company providing oversight, alignment and structure for MVB’s Fintech companies and allocates resources to help incubate venture businesses and technologies acquired and developed by MVB.

MANAGEMENT OVERVIEW
Throughout 2021, Team MVB continued to differentiate itself by generating growth in loans, including loans of branches held-for-sale, of $57.5 million, or 3%, from March 31, 2021, and $257.2 million, or 17%, from June 30, 2020. This loan growth will enhance future profitability and was funded by the sustained and robust growth in NIB deposits of $95.4 million, or 11%, from March 31, 2021, and $404.1 million, or 76%, from June 30, 2020. With NIB deposits as a percentage of total deposits up to 41.8% as of June 30, 2021, the Company’s strategy to evolve its deposit mix by replacing high-cost deposits with NIB deposits has proved to be successful and viable long-term. The Company generated net income of $9.2 million for the second quarter.

“MVB continues to build a best-in-class deposit funding base. In the second quarter, we achieved a huge milestone with NIB deposits now representing nearly 42% of total deposits. This bodes well for our future in a potentially rising rate environment. Our loan growth and loan quality are also exceeding expectations,” said

Larry F. Mazza, President and CEO, MVB Financial. “We are seeing tangible progress in our various Fintech initiatives and continue to heavily invest in the build-out of that business, putting more ‘tech’ in our ‘fin’ by closing on the Trabian acquisition, more than doubling the size of the Trabian software development team and launching MVB Edge Ventures during the second quarter of 2021.”

LOANS
Loans, including loans of branches held-for-sale totaling $54.5 million, were $1.75 billion as of June 30, 2021, an increase of $57.5 million, or 3%, from March 31, 2021, and an increase of $257.2 million, or 17%, from June 30, 2020. Included in loans are PPP loans totaling $207.3 million at June 30, 2021, an increase of $16.7 million, or 9%, from March 31, 2021, and $117.5 million, or 131%, from June 30, 2020. The increase in loans was driven by increased commercial lending production, including the impact of the addition of a Small Business Administration (“SBA”) lending team during the fourth quarter of 2020. During the quarter ended June 30, 2021, the SBA team originated 7(a) loans totaling $12.3 million and sold 7(a) loans totaling $9.8 million for a gain on sale of $1.3 million.

The tax-equivalent yield on loans, including PPP loans, was 4.31% for the quarter ended June 30, 2021, a decrease of seven basis points from the quarter ended March 31, 2021 and a decrease of 43 basis points from the quarter ended June 30, 2020. These decreases were primarily the result of a decrease in the yield on commercial loans.

DEPOSITS
Deposits totaled $2.23 billion as of June 30, 2021, an increase of $12.6 million, or 1%, from March 31, 2021 and an increase of $365.2 million, or 20%, from June 30, 2020. NIB deposits totaled $932.7 million as of June 30, 2021, an increase of $95.4 million, or 11%, from March 31, 2021 and an increase of $404.1 million, or 76%, from June 30, 2020.

NET INTEREST INCOME
Net interest income for the quarter ended June 30, 2021 was $19.1 million, an increase of $1.6 million, or 9%, from the quarter ended March 31, 2021 and an increase of $0.6 million, or 3%, from the quarter ended June 30, 2020. On a fully tax-equivalent basis, net interest margin for the quarter ended June 30, 2021 was 3.24%, a decrease of two basis points versus the quarter ended March 31, 2021 and a decrease of 54 basis points versus the quarter ended June 30, 2020. Please see the table on page 16 for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. Net interest margin was primarily impacted by excess liquidity and PPP loans. For the quarter ended June 30, 2021, the excess liquidity from increased cash balances accounted for 11 basis points of the decrease and the PPP loans accounted for 21 basis points of the decrease. The tax-equivalent adjustments are added to net interest income and were $0.4 million for the quarter ended June 30, 2021, $0.4 million for the quarter ended March 31, 2021 and $0.3 million for the quarter ended June 30, 2020. Excluding the impact from the April 2020 acquisition of The First State Bank (“First State”), the fully-tax equivalent net interest margin for the quarter ended June 30, 2021 would have decreased 20 basis points.

Interest income increased $1.8 million, or 9%, compared to the quarter ended March 31, 2021 and decreased $0.9 million, or 4%, compared to the quarter ended June 30, 2020. The increase was primarily driven by growth in the interest income on commercial loans. The tax-equivalent yield on commercial loans decreased five basis points due to the average balance of commercial loans outpacing the increase in interest income compared to the quarter ended March 31, 2021. The 43-basis point decrease in the yield on commercial loans and the 118-basis point decrease in the yield on investments drove the 90-basis point decrease in the tax-equivalent yield on earning assets compared to the quarter ended June 30, 2020.

Interest expense increased $0.2 million, or 14%, compared to the quarter ended March 31, 2021 and decreased $1.5 million, or 46%, compared to the quarter ended June 30, 2020. The one-basis point decrease in the cost of interest-bearing liabilities compared to the quarter ended March 31, 2021 was driven by a 17-basis point decrease in the cost of certificates of deposit, while the overall cost of deposits remained flat. The 46-basis point decrease in the cost of interest-bearing liabilities compared to the quarter ended June 30, 2020 was driven by a 55-basis point decrease in the cost of deposits.

Despite a decrease in the Company's average NIB balances of $11.6 million from the quarter ended March 31, 2021, the Company maintained a 17-basis point favorable spread on the tax-equivalent net interest margin for the quarter ended June 30, 2021, compared to a 20-basis point favorable spread for the quarter ended March 31, 2021. An increase in the Company’s average NIB balances of $355.8 million from the quarter ended June 30, 2020 helped to maintain a 17-basis point favorable spread on the tax-equivalent net interest margin for the quarter ended June 30, 2021 compared to a 27-basis point favorable spread for the same period in 2020.

ASSET QUALITY
The release of allowance for loan losses totaled $1.5 million for the quarter ended June 30, 2021, as compared to provision for loan losses of $0.6 million and $6.6 million for the quarters ended March 31, 2021 and June 30, 2020, respectively. The release of allowance for loan losses was primarily the result of improvement in the qualitative adjustment factors within the allowance methodology. In addition, changes to the outstanding balances of the loan portfolios, changes to the level of recognized charge-offs and changes in the resulting historical loss rates, and adjustments to the risk grading of loans within the portfolio were all contributing factors in the ultimate change from provision for loan losses to the release of allowance for loan losses. Nonperforming loans totaled $15.5 million, or 0.9% of total loans, as of June 30, 2021, compared to 0.7% of total loans as of March 31, 2021 and compared to 0.9% of total loans as of June 30, 2020. Criticized loans as a percentage of total loans were 7.3%, a decrease of 70 basis points, or 9%, from March 31, 2021, and an increase of 46 basis points, or 7%, from June 30, 2020.

NONINTEREST INCOME
Noninterest income totaled $13.6 million for the quarter ended June 30, 2021, an increase of $1.2 million, or 10%, from the quarter ended March 31, 2021 and a decrease of $31.9 million, or 70%, from the quarter ended June 30, 2020.

The $1.2 million increase in noninterest income from the quarter ended March 31, 2021 was due to increases in the gain on sale of loans of $1.1 million, in compliance consulting income of $0.6 million, in the gain on sale of available-for-sale securities of $0.6 million, in payment card and service charge income of $0.4 million, and in the holding gain on equity securities of $0.2 million. These increases were partially offset by a decrease in equity method investment income related to the Company’s investment in Intercoastal Mortgage Company, LLC (“ICM”) of $1.9 million.

The $31.9 million decrease in noninterest income from the quarter ended June 30, 2020 was due to decreases in mortgage-related income of $28.4 million from the transition to the equity method from the mortgage combination with ICM that occurred in July 2020 and the gains on acquisition and divestiture activity of $14.3 million from the Company’s strategic transactions in the second quarter of 2020, including $9.6 million from the sale of Eastern Panhandle, WV banking centers and $4.7 million from the bargain purchase gain from the acquisition of First State. These decreases were partially offset by increases in equity method investment income related to the Company’s investment in ICM of $4.5 million, payment card and service charge income of $1.4 million, gain on sale of loans of $1.4 million, gain on sale of available-for-sale securities of $1.2 million, compliance consulting income of $0.9 million and holding gain on equity securities of $0.7 million.

The Company expects continued growth in payment card and service charge income as a result of several sponsoring agreements and new products and services as a result of recent investments in Fintech capabilities.

NONINTEREST EXPENSE
Noninterest expense totaled $23.4 million for the quarter ended June 30, 2021, an increase of $4.3 million, or 22%, from the quarter ended March 31, 2021 and a decrease of $9.9 million, or 30%, from the quarter ended June 30, 2020.

The $4.3 million increase in noninterest expense from the quarter ended March 31, 2021 was due to increases in salaries and employee benefits of $1.8 million, in professional fees of $0.7 million, in data processing and communications expense of $0.5 million, and in travel, entertainment, dues and subscriptions of $0.3 million. The increase in salaries and employee benefits was driven by increases of $0.8 million at Chartwell Compliance, $0.5 million at Trabian, $0.2 million at the Bank, and $0.2 million at the Holding Company. These increases were due to 53 net new hires to further build-out the Fintech vertical at the Bank, Chartwell Compliance and the shared services at the Holding Company, as well as annual salary increases for existing employees during the second quarter of 2020.

The $9.9 million decrease in noninterest expense from the quarter ended June 30, 2020 was due to decreases in salaries and employee benefits of $9.0 million, in mortgage processing expense of $0.9 million and in professional fees of $0.5 million. The decrease in salaries and employee benefits was primarily due to the mortgage combination with ICM in July 2020.

About MVB Financial Corp.
MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, WV. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of

1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Second Quarter	First Quarter	Second Quarter
Interest income	$20,833	$19,063	$21,774	$39,896	$42,473
Interest expense	1,778	1,558	3,316	3,336	7,844
Net interest income	19,055	17,505	18,458	36,560	34,629
Provision (release of allowance) for loan losses	(1,540)	618	6,596	(922)	7,734
Net interest income after provision (release of allowance) for loan losses	20,595	16,887	11,862	37,482	26,895

Total noninterest income	13,644	12,458	45,513	26,102	56,363

Noninterest expense:
Salaries and employee benefits	13,661	11,911	22,659	25,572	38,841
Other expense	9,742	7,207	10,674	16,949	19,148
Total noninterest expenses	23,403	19,118	33,333	42,521	57,989

Income before income taxes	10,836	10,227	24,042	21,063	25,269
Income tax expense	1,673	2,169	6,008	3,842	6,187
Net income before noncontrolling interest	9,163	8,058	18,034	17,221	19,082
Net loss attributable to noncontrolling interest	84	27	—	111	—
Net income attributable to parent	9,247	8,085	18,034	17,332	19,082
Preferred dividends	—	35	115	35	229
Net income available to common shareholders	$9,247	$8,050	$17,919	$17,297	$18,853

Earnings per share - basic	$0.79	$0.70	$1.50	$1.49	$1.58
Earnings per share - diluted	$0.73	$0.66	$1.49	$1.39	$1.55

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	June 30, 2021	March 31, 2021	June 30, 2020
Cash and cash equivalents	$332,771	$339,616	$78,854
Certificates of deposit with banks	11,803	11,803	13,046
Securities available-for-sale, at fair value	450,772	423,122	220,699
Equity securities	32,215	28,200	19,464
Loans held-for-sale	—	—	242,089
Loans receivable	1,697,326	1,694,385	1,494,672
Less: Allowance for loan losses	(24,882)	(26,214)	(17,742)
Loans receivable, net	1,672,444	1,668,171	1,476,930
Premises and equipment, net	21,033	24,665	24,586
Goodwill	4,119	2,350	19,232
Assets of branches held-for-sale	59,488	—	—
Other assets	149,895	148,162	120,257
Total assets	$2,734,540	$2,646,089	$2,215,157

Noninterest-bearing deposits	$932,660	$837,221	$528,527
Interest-bearing deposits	1,296,515	1,379,332	1,335,436
Liabilities of branches held-for-sale	165,750	—	—
Borrowed funds	100	102,185	36,610
Other liabilities	90,115	90,668	86,084
Stockholders' equity, including noncontrolling interest	249,400	236,683	228,500
Total liabilities and stockholders' equity	$2,734,540	$2,646,089	$2,215,157

Reportable Segments
(Unaudited)

Three Months Ended June 30, 2021	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$20,736	$98	$—	$(1)	$20,833
Interest expense	1,290	—	490	(2)	1,778
Net interest income (loss)	19,446	98	(490)	1	19,055
Release of allowance for loan losses	(1,540)	—	—	—	(1,540)
Net interest income (loss) after release of allowance for loan losses	20,986	98	(490)	1	20,595

Total noninterest income	9,986	4,546	2,309	(3,197)	13,644

Noninterest Expenses:
Salaries and employee benefits	10,384	—	3,277	—	13,661
Other expense	11,578	23	1,337	(3,196)	9,742
Total noninterest expenses	21,962	23	4,614	(3,196)	23,403

Income (loss) before income taxes	9,010	4,621	(2,795)	—	10,836
Income tax expense (benefit)	1,168	1,120	(615)	—	1,673
Net income (loss) before noncontrolling interest	7,842	3,501	(2,180)	—	9,163
Net loss attributable to noncontrolling interest	84	—	—	—	84
Net income (loss) attributable to parent	7,926	3,501	(2,180)	—	9,247
Preferred stock dividends	—	—	—	—	—
Net income (loss) available to common shareholders	$7,926	$3,501	$(2,180)	$—	$9,247

Three Months Ended March 31, 2021	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$18,959	$104	$1	$(1)	$19,063
Interest expense	1,092	—	466	—	1,558
Net interest income (loss)	17,867	104	(465)	(1)	17,505
Provision (release of allowance) for loan losses	620	(2)	—	—	618
Net interest income (loss) after provision (release of allowance) for loan losses	17,247	106	(465)	(1)	16,887

Total noninterest income	6,437	6,407	1,581	(1,967)	12,458

Noninterest Expenses:
Salaries and employee benefits	8,842	—	3,069	—	11,911
Other expense	8,029	63	1,083	(1,968)	7,207
Total noninterest expenses	16,871	63	4,152	(1,968)	19,118

Income (loss) before income taxes	6,813	6,450	(3,036)	—	10,227
Income tax expense (benefit)	1,149	1,564	(544)	—	2,169
Net income (loss) before noncontrolling interest	5,664	4,886	(2,492)	—	8,058
Net loss attributable to noncontrolling interest	27	—	—	—	27
Net income (loss) attributable to parent	5,691	4,886	(2,492)	—	8,085
Preferred stock dividends	—	—	35	—	35
Net income (loss) available to common shareholders	$5,691	$4,886	$(2,527)	$—	$8,050

Three Months Ended June 30, 2020	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$19,182	$3,538	$1	$(947)	$21,774
Interest expense	3,027	1,517	23	(1,251)	3,316
Net interest income (loss)	16,155	2,021	(22)	304	18,458
Provision (release of allowance) for loan losses	6,598	(2)	—	—	6,596
Net interest income (loss) after provision (release of allowance) for loan losses	9,557	2,023	(22)	304	11,862

Total noninterest income	17,832	28,562	1,679	(2,560)	45,513

Noninterest Expenses:
Salaries and employee benefits	6,170	13,584	2,905	—	22,659
Other expense	9,124	2,315	1,491	(2,256)	10,674
Total noninterest expenses	15,294	15,899	4,396	(2,256)	33,333

Income (loss) before income taxes	12,095	14,686	(2,739)	—	24,042
Income tax expense (benefit)	2,880	3,800	(672)	—	6,008
Net income (loss)	9,215	10,886	(2,067)	—	18,034
Preferred stock dividends	—	—	115	—	115
Net income (loss) available to common shareholders	$9,215	$10,886	$(2,182)	$—	$17,919

Six Months Ended June 30, 2021	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$39,695	$202	$1	$(2)	$39,896
Interest expense	2,382	—	956	(2)	3,336
Net interest income (loss)	37,313	202	(955)	—	36,560
Release of allowance for loan losses	(920)	(2)	—	—	(922)
Net interest income (loss) after release of allowance for loan losses	38,233	204	(955)	—	37,482

Total noninterest income	16,423	10,953	3,890	(5,164)	26,102

Noninterest Expenses:
Salaries and employee benefits	19,226	—	6,346	—	25,572
Other expense	19,607	86	2,420	(5,164)	16,949
Total noninterest expenses	38,833	86	8,766	(5,164)	42,521

Income (loss) before income taxes	15,823	11,071	(5,831)	—	21,063
Income tax expense (benefit)	2,317	2,684	(1,159)	—	3,842
Net income (loss) before noncontrolling interest	13,506	8,387	(4,672)	—	17,221
Net loss attributable to noncontrolling interest	111		—	—	111
Net income (loss) attributable to parent	13,617	8,387	(4,672)	—	17,332
Preferred stock dividends	—		35	—	35
Net income (loss) available to common shareholders	$13,617	$8,387	$(4,707)	$—	$17,297

Six Months Ended June 30, 2020	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$37,956	$5,956	$2	$(1,441)	$42,473
Interest expense	6,865	2,904	58	(1,983)	7,844
Net interest income (loss)	31,091	3,052	(56)	542	34,629
Provision for loan losses	7,730	4	—	—	7,734
Net interest income (loss) after provision for loan losses	23,361	3,048	(56)	542	26,895

Total noninterest income	21,288	36,347	3,183	(4,455)	56,363

Noninterest Expenses:
Salaries and employee benefits	12,036	21,468	5,337	—	38,841
Other expense	15,783	4,712	2,566	(3,913)	19,148
Total noninterest expenses	27,819	26,180	7,903	(3,913)	57,989

Income (loss) before income taxes	16,830	13,215	(4,776)	—	25,269
Income tax expense (benefit)	3,892	3,451	(1,156)	—	6,187
Net income (loss)	12,938	9,764	(3,620)	—	19,082
Preferred stock dividends	—	—	229	—	229
Net income (loss) available to common shareholders	$12,938	$9,764	$(3,849)	$—	$18,853

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$178,792	$40	0.09%	$259,491	$65	0.10%	$44,095	$16	0.15%
CDs with banks	11,803	58	1.97	11,803	57	1.96	12,811	64	2.00
Investment securities:
Taxable	254,536	625	0.98	172,902	631	1.48	96,760	477	1.98
Tax-exempt [2]	207,830	1,640	3.17	212,488	1,714	3.27	123,806	1,248	4.04
Loans and loans held-for-sale: [1]
Commercial [3]	1,416,669	15,884	4.50	1,262,444	14,171	4.55	1,165,649	14,319	4.93
Tax-exempt [2]	6,905	78	4.53	7,205	81	4.56	8,879	104	4.69
Real estate	320,528	2,747	3.44	293,076	2,684	3.71	532,386	5,701	4.30
Consumer	6,550	122	7.47	7,696	37	1.95	6,332	129	8.17
Total loans	1,750,652	18,831	4.31	1,570,421	16,973	4.38	1,713,246	20,253	4.74
Total earning assets	2,403,613	21,194	3.54	2,227,105	19,440	3.54	1,990,718	22,058	4.44
Less: Allowance for loan losses	(26,625)			(26,170)			(14,253)
Cash and due from banks	22,141			20,951			34,449
Other assets	193,165			209,995			179,806
Total assets	$2,592,294			$2,431,881			$2,190,720

Liabilities
Deposits:
NOW	$716,924	$643	0.36%	$518,937	$344	0.27%	$367,448	$775	0.85%
Money market checking	466,091	221	0.19	487,281	231	0.19	429,708	564	0.53
Savings	52,992	—	—	39,668	6	—	41,485	8	0.08
IRAs	12,358	40	1.30	12,693	42	1.34	12,408	47	1.52
CDs	156,507	332	0.85	168,951	425	1.02	495,519	1,642	1.33
Repurchase agreements and federal funds sold	10,833	3	0.11	10,249	3	0.12	9,682	5	0.21
FHLB and other borrowings	55,402	49	0.35	46,349	41	0.36	76,739	252	1.32
Subordinated debt	43,462	490	4.52	43,425	466	4.35	4,124	23	2.24
Total interest-bearing liabilities	1,514,569	1,778	0.47	1,327,553	1,558	0.48	1,437,113	3,316	0.93
Noninterest-bearing demand deposits	810,298			821,923			454,486
Other liabilities	28,688			45,311			79,826
Total liabilities	2,353,555			2,194,787			1,971,425

Stockholders’ equity
Preferred stock	—			2,349			7,334
Common stock	12,487			12,378			12,030
Paid-in capital	141,782			136,864			123,351
Treasury stock	(16,741)			(16,741)			(1,437)
Retained earnings	98,413			100,268			79,820
Accumulated other comprehensive income	2,194			1,971			(1,803)
Total stockholders’ equity attributable to parent	238,135			237,089			219,295
Noncontrolling interest	604			5			—
Total stockholders’ equity	238,739			237,094			219,295
Total liabilities and stockholders’ equity	$2,592,294			$2,431,881			$2,190,720

Net interest spread (tax-equivalent)			3.07			3.06			3.51
Net interest income and margin (tax-equivalent) [2]		$19,416	3.24%		$17,882	3.26%		$18,742	3.78%
Less: Tax-equivalent adjustments		$(361)			$(377)			$(284)
Net interest spread			3.01%			3.00%			3.46%
Net interest income and margin		$19,055	3.18%		$17,505	3.19%		$18,458	3.72%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 The Company’s PPP loans totaling $207.3 million, $190.6 million, and $89.8 million are included in this amount for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively.

	Six Months Ended			Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$218,919	$105	0.10%	$28,869	$65	0.45%
CDs with banks	11,803	115	1.96	12,680	126	1.99
Investment securities:
Taxable	213,944	1,256	1.18	104,932	1,143	2.18
Tax-exempt [2]	210,146	3,354	3.22	116,997	2,358	4.04
Loans and loans held-for-sale: [1]
Commercial [3]	1,339,983	30,055	4.52	1,127,430	28,182	5.01
Tax-exempt [2]	7,055	159	4.54	10,319	238	4.63
Real estate	306,878	5,430	3.57	481,053	10,655	4.44
Consumer	7,120	160	4.53	6,903	251	7.29
Total loans	1,661,036	35,804	4.35	1,625,705	39,326	4.85
Total earning assets	2,315,848	40,634	3.54	1,889,183	43,018	4.57
Less: Allowance for loan losses	(26,399)			(12,809)
Cash and due from banks	21,549			27,608
Other assets	201,533			165,387
Total assets	$2,512,531			$2,069,369

Liabilities
Deposits:
NOW	$618,478	$987	0.32%	$387,455	$1,573	0.81%
Money market checking	476,628	452	0.19	430,942	2,017	0.94
Savings	46,366	5	0.02	40,527	9	0.04
IRAs	12,525	82	1.32	14,490	125	1.73
CDs	162,694	758	0.94	415,165	3,222	1.56
Repurchase agreements and federal funds sold	10,542	8	0.15	9,601	15	0.31
FHLB and other borrowings	50,901	88	0.35	96,335	825	1.72
Subordinated debt	43,444	956	4.44	4,124	58	2.82
Total interest-bearing liabilities	1,421,578	3,336	0.47	1,398,639	7,844	1.12
Noninterest-bearing demand deposits	816,078			391,872
Other liabilities	36,960			61,644
Total liabilities	2,274,616			1,852,155

Stockholders’ equity
Preferred stock	1,168			7,334
Common stock	12,433			12,014
Paid-in capital	139,330			123,007
Treasury stock	(16,741)			(1,286)
Retained earnings	99,336			77,111
Accumulated other comprehensive income (loss)	2,083			(966)
Total stockholders’ equity attributable to parent	237,609			217,214
Noncontrolling interest	306			—
Total stockholders’ equity	237,915			217,214
Total liabilities and stockholders’ equity	$2,512,531			$2,069,369

Net interest spread (tax-equivalent)			3.07			3.45
Net interest income and margin (tax-equivalent) [2]		$37,298	3.25%		$35,174	3.73%
Less: Tax-equivalent adjustments		$(738)			$(545)
Net interest spread			3.00%			3.38%
Net interest income and margin		$36,560	3.18%		$34,629	3.68%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 The Company’s PPP loans totaling $207.3 million and $89.8 million are included in this amount for the six months ended June 30, 2021 and June 30, 2020, respectively.

The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net interest margin - U.S. GAAP basis
Net interest income	$19,055	$17,505	$18,458	$36,560	$34,629
Average interest-earning assets	2,403,613	2,227,105	1,990,718	2,315,848	1,889,183
Net interest margin	3.18%	3.19%	3.72%	3.18%	3.68%

Net interest margin - non-U.S. GAAP basis
Net interest income	$19,055	$17,505	$18,458	$36,560	$34,629
Plus: Impact of fully tax-equivalent adjustment	361	377	284	738	545
Net interest income on a fully tax-equivalent basis	19,416	17,882	18,742	37,298	35,174
Average interest-earning assets	2,403,613	2,227,105	1,990,718	2,315,848	1,889,183
Net interest margin on a fully tax-equivalent basis	3.24%	3.26%	3.78%	3.25%	3.73%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Second Quarter	First Quarter	Second Quarter
Earnings and Per Share Data:
Net income	$9,247	$8,085	$18,034	17,332	19,082
Net income available to common shareholders	$9,247	$8,050	$17,919	17,297	18,853
Earnings per share - basic	$0.79	$0.70	$1.50	$1.49	$1.58
Earnings per share - diluted	$0.73	$0.66	$1.49	$1.39	$1.55
Cash dividends paid per common share	$0.12	$0.10	$0.09	$0.22	$0.18
Book value per common share	$21.12	$20.38	$18.48	$21.12	$18.48
Tangible book value per common share	$20.54	$19.98	$16.65	$20.54	$16.65
Weighted-average shares outstanding - basic	11,639,237	11,530,279	11,954,813	11,585,059	11,948,790
Weighted-average shares outstanding - diluted	12,612,030	12,218,899	12,011,845	12,449,973	12,156,214

Performance Ratios:
Return on average assets [1]	1.4%	1.3%	3.3%	1.4%	1.8%
Return on average equity [1]	15.5%	13.6%	32.9%	14.6%	17.6%
Net interest margin 2 3	3.24%	3.26%	3.78%	3.25%	3.73%
Efficiency ratio [4]	71.6%	63.8%	52.1%	67.9%	63.7%
Overhead ratio 1 5	3.6%	3.1%	6.1%	3.4%	5.6%
Equity to assets	9.1%	8.9%	10.3%	9.1%	10.3%

Asset Quality Data and Ratios:
Charge-offs	$—	$265	$23	$265	$1,779
Recoveries	$208	$17	$8	$225	$12
Net loan charge-offs to total loans 1 6	(0.1)%	0.1%	—%	—%	0.2%
Allowance for loan losses	$24,882	$26,214	$17,742	$24,882	$17,742
Allowance for loan losses to total loans [7]	1.5%	1.5%	1.2%	1.5%	1.2%
Nonperforming loans	$15,501	$11,577	$14,061	$15,501	$14,061
Nonperforming loans to total loans	0.9%	0.7%	0.9%	0.9%	0.9%

ICM Production Data:
Mortgage pipeline	$1,238,935	$1,428,808	N/A	$1,238,935	N/A
Loans originated	$1,677,431	$2,088,375	N/A	$3,765,806	N/A
Loans closed	$1,490,965	$1,906,026	N/A	$3,396,991	N/A
Loans sold	$1,493,198	$1,778,090	N/A	$3,271,288	N/A
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest-earning assets
3 presented on a fully tax-equivalent basis
4 noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure
5 noninterest expense as a percentage of average assets, a non-U.S. GAAP measure
6 charge-offs less recoveries
7 excludes loans held for sale

Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Second Quarter	First Quarter	Second Quarter
Goodwill	$4,119	$2,350	$19,232	$4,119	$19,232
Intangibles	2,692	2,246	2,708	2,692	$2,708
Total intangibles	6,811	4,596	21,940	6,811	21,940

Total equity attributable to parent	248,611	236,210	228,500	248,611	228,500
Less: Preferred equity	—	—	(7,334)	—	(7,334)
Less: Total intangibles	(6,811)	(4,596)	(21,940)	(6,811)	(21,940)
Tangible common equity	241,800	231,614	199,226	241,800	199,226

Tangible common equity	241,800	231,614	199,226	241,800	199,226
Common shares outstanding (000s)	11,774	11,590	11,968	11,774	11,968
Tangible book value per common share	$20.54	$19.98	$16.65	$20.54	$16.65

###